EXHIBIT 99.1

PERFORMANCE SPORTS GROUP ANNOUNCES DELAY IN
ANNUAL REPORT ON FORM 10-K

Company Currently Continues Operating its Business and Serving its Customers in the Normal Course

EXETER, NH -- August 15, 2016 – Performance Sports Group Ltd. (NYSE:PSG) (TSX:PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, announced today that its Annual Report on Form 10-K, including its annual audited financial statements for the fiscal year ended May 31, 2016 and the related management's discussion and analysis (collectively, the “Form 10-K”), will not be filed by the required filing date of August 15, 2016.

The delay is a result of the decision of Performance Sports Group’s Audit Committee to conduct an internal investigation in connection with the finalization of the Company's financial statements and the related certification process. To assist with this matter, the Audit Committee has retained independent counsel, Richards Kibbe & Orbe LLP, and independent financial advisors.

The Audit Committee and its advisors are working diligently to complete the investigation with a view to having the Company finalize the Form 10-K as soon as practicable, although at this time it is uncertain when this will occur.

The failure to file the Annual Report on Form 10-K on time is expected to result in a default under the Company’s credit facilities. The Company has initiated discussions with its lenders to address this issue. There can be no assurances as to the outcome of such discussions.

The Company currently continues operating its business and serving its customers in the normal course.

About Performance Sports Group Ltd.

Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the anticipated late filing of the Form 10-K, the internal investigation being conducted by the Audit Committee in connection with the finalization of the Company’s financial statements and the related certification process, and the expected default under the Company’s credit facilities. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. There can be no assurances of the timing of the filing of the Form 10-K, the results of the internal investigation being conducted by the Audit Committee in connection with the finalization of the Company’s financial statements and the related certification process, or the outcome of discussions with the Company’s lenders to address the expected default under the Company’s credit facilities.

Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015 and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com